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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 9, 2006

                Date of Report (Date of earliest event reported)

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                              SONUS NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                   000-30229                 04-3387074
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 (State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)              File Number)          Identification No.)

                250 APOLLO DRIVE, CHELMSFORD, MASSACHUSETTS 01824
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 614-8100
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 22, 2006, Sonus Networks, Inc. (the "Company") entered into a Sublease Agreement with Teradyne, Inc. for the leasing of 7 Technology Park Drive in Westford, Massachusetts. The Sublease became effective on March 9, 2006 upon execution and delivery of a consent to the Sublease by the owner of the building. The Sublease is for approximately 130,000 square feet of general office space for a term extending from January 1, 2007 through July 14, 2012. The Company will pay an annual base rent of $1,235,000, plus operating expenses. The Company intends to relocate its corporate headquarters from its present location at 250 Apollo Drive in Billerica, Massachusetts to the building at 7 Technology Park Drive.

        A copy of the Sublease Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The foregoing summary of the Sublease Agreement is qualified in its entirety by the complete text of Exhibit 10.1 filed herewith.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

       (d)  Exhibits

               10.1 Sublease Agreement between Sonus Networks, Inc. and Teradyne, Inc. dated as of February 22, 2006.

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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 9, 2006                      SONUS NETWORKS, INC.


                                         By:  /s/ Charles J. Gray
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                                              Vice President and General Counsel

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                                  EXHIBIT INDEX

10.1 Sublease Agreement between Sonus Networks, Inc. and Teradyne, Inc. dated as of February 22, 2006